UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

Jason Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36051	46-2888322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

833 East Michigan Street, Suite 900 Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 277-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information included in Item 8.01 with respect to the Second Amended and Restated Forbearance Agreement is incorporated by reference into this Item 1.01.

Item 8.01 Other Events.

As previously disclosed in the Form 8-K filed on April 6, 2020, Jason Incorporated (the “Borrower”), a subsidiary of Jason Industries, Inc. (the “Company”), elected to defer making the interest payment of approximately $2.3 million due on March 31, 2020 to lenders under the Borrower’s Second Lien Credit Agreement, originally dated as of June 30, 2014 (the “Second Lien Credit Agreement”). The failure to pay the interest within five business days of the interest payment date resulted in an event of default under the Second Lien Credit Agreement (the “Interest Payment Default”). Under the Intercreditor Agreement, originally dated as of June 30, 2014, the lenders under the Second Lien Credit Agreement are not able to exercise their rights and remedies in connection with the Interest Payment Default for 180 days. Further, the Borrower failed to deliver a consolidated budget due on April 29, 2020, which failure, after giving effect to the grace period applicable thereto, will constitute an event of default under each of the Borrower’s First Lien Credit Agreement, originally dated as of June 30, 2014 (the “First Lien Credit Agreement”) (such anticipated event of default under the First Lien Credit Agreement, the “First Lien Budget Delivery Default”) and, to the extent the applicable lenders under the Second Lien Credit Agreement do not waive the corresponding event of default under the Second Lien Credit Agreement, an event of default under the First Lien Credit Agreement will occur resulting in an additional event of default under the First Lien Credit Agreement (such anticipated event of default, together with the First Lien Budget Delivery Default and the Interest Payment Default, the “Designated Defaults”). As of March 31, 2020, $89.9 million of principal amount of loans was outstanding under the Second Lien Credit Agreement.

As previously disclosed in the Form 8-K filed on April 6, 2020, the Borrower and such of the Company’s other subsidiaries entered into an initial forbearance agreement, subsequently amended and restated on April 30, 2020 as disclosed in the Form 8-K filed on May 5, 2020, that was set to expire on May 14, 2020. On May 14, 2020, the Borrower and certain of the Company’s other subsidiaries entered into a Second Amended and Restated Forbearance Agreement (the “Second Amended and Restated Forbearance Agreement”) with the requisite lenders (the “Forbearing Lenders”) under the First Lien Credit Agreement. Pursuant to the Second Amended and Restated Forbearance Agreement, the Forbearing Lenders agreed to forbear from exercising their rights and remedies during the Second Amended and Restated Forbearance Period (as described below) as a result of the Designated Defaults. The Second Amended and Restated Forbearance Period will terminate on May 31, 2020 or earlier upon prior written notice of certain termination events as set forth in the Second Amended and Restated Forbearance Agreement. Additionally, the Second Amended and Restated Forbearance Agreement requires that the Borrower and the lenders under the First Lien Credit Agreement enter into a restructuring support agreement by the expiration of the Second Amended and Restated Forbearance Period, which may be extended at the Forbearing Lenders discretion. Pursuant to the Second Amended and Restated Forbearance Agreement, the Borrower shall pay a

1.00% forbearance fee (expressed as a percentage of the outstanding principal amount of the first lien term loans held by such Forbearing Lenders) to the Forbearing Lenders within one business day of execution of the Second Amended and Restated Forbearance Agreement.

The Second Amended and Restated Forbearance Period will terminate, for example, upon the Borrower or the other loan parties incurring certain indebtedness or liens, making certain restricted payments, investments or dispositions, or making capital expenditures in excess of $750,000 during the period from May 14, 2020 through May 31, 2020, if the Borrower fails to pay the forbearance fee, or an event of default occurring under the First Lien Credit Agreement. The Second Amended and Restated Forbearance Period will also terminate if the Borrower or any of its subsidiaries pays any principal, interest, fees or other expenses with respect to the loans under the Second Lien Credit Agreement during the Second Amended and Restated Forbearance Period.

The Company continues to be engaged in constructive discussions with key stakeholders, including its secured creditors and the Ad Hoc Group, on a plan to strengthen its business and its balance sheet, while continuing to serve its customers, maintain relationships with its suppliers and take prudent actions to preserve liquidity during COVID-19 global pandemic.

This description of the Second Amended and Restated Forbearance Agreement is a summary only and is qualified in its entirety by reference to the full text of the Second Amended and Restated Forbearance Agreement, which is filed as Exhibit 10.1 to this report.

Forward Looking Statements

This report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “guidance,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements with respect to strategies, prospects and other aspects of the Company’s businesses are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. Such factors include, but are not limited to, adverse effects caused by the COVID-19 pandemic; risks associated with the ability to identify and complete strategic alternatives; risks associated with discussions and negotiations with key stakeholders related to the Second Amended and Restated Forbearance Agreement and that our lenders could accelerate our debt after an event of default, including the Designated Defaults; risks associated with the ability to maintain and preserve liquidity due to a variety of reasons, including the level of demand for the Company’s products, volatility in the prices of raw materials and the Company’s ability to pass along increased costs, competition in the Company’s markets, and the Company’s ability to grow and manage growth profitably; the Company’s ability to access additional capital; changes in applicable laws or regulations; the Company’s ability to attract and retain qualified personnel; the impact of proposed and potential regulations related to the U.S. Tax Cuts and Jobs Act; the possibility that the Company may be adversely affected by other economic, business and/or competitive factors; and other risks and uncertainties identified in the Company’s most recent Annual Report on Form 10-K/A, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Any forward-looking statement made by us in this report speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.  Description
10  Second Amended and Restated Forbearance Agreement, dated May 14, 2020, by and among Jason Incorporated, the Guarantors party thereto and the Forbearing Lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASON INDUSTRIES, INC.

By: /s/ Chad M. Paris
Name: Chad M. Paris
Title: Senior Vice President and Chief Financial Officer

Date: May 15, 2020